As filed with the Securities and Exchange Commission on October 27, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CELESTICA INC.

(Exact name of Registrant as specified in its charter)

ONTARIO, CANADA (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

844 Don Mills Road
Toronto, Ontario MC3 1V7
Canada

416-448-5800
(Address and telephone number of Registrant’s principal executive offices)

Kaye Scholer LLP
Attention:  Managing Attorney
250 West 55th Street, New York, New York 10019
(212) 836-8000
(Name, address, and telephone number, of agent for service)

Copies to:

Lynn Toby Fisher, Esq. Joel I. Greenberg, Esq. Kaye Scholer LLP 250 West 55th Street New York, N.Y. 10019 (212) 836-8000	John Tuzyk, Esq. Blake, Cassels & Graydon LLP 199 Bay Street, Suite 4000 Commerce Court West Toronto, Ontario M5L 1A9 Canada (416) 863-2400

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered		Proposed maximum aggregate price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Subordinate voting shares	—		—		—		—
Preference shares	—		—		—		—
Debt securities	—		—		—		—
Warrants	—		—		—		—
Total		(1)(2)		(1)(2)		(1)(2)		(2)(3)

(1)           We are registering an indeterminate number or aggregate principal amount of the securities of each listed class as may be offered from time to time at indeterminate prices.

(2)           Omitted pursuant to Form F-3 General Instruction II.F.

(3)           Pursuant to Rule 415(a)(6) of the U.S. Securities Act of 1933, as amended (referred to in this Registration Statement as the Securities Act), this Registration Statement includes and carries forward $2,859,744,308 of unsold subordinate voting shares, preference shares, debt securities and warrants to purchase subordinate voting shares, preference shares, debt securities or other securities that were previously registered by the Registrant pursuant to its registration statement on Form F-3 (No. 333-178161) filed on November 14, 2011 (referred to in this Registration Statement as the Prior Registration Statement); filing fees of $679,671.60 have already been paid with respect to such unsold securities.  In reliance on and in accordance with Rule 456(b) and 457(r) of the Securities Act, the Registrant is deferring payment of all of the registration fee, except that in accordance with Rule 415(a)(6) of the Securities Act, the $679,671.60 in unutilized filing fees described above will continue to be applied to such unsold securities and are being carried forward to this Registration Statement.

The Registrant is filing this Registration Statement to replace the Prior Registration Statement, which is expiring pursuant to Rule 415(a)(5) of the Securities Act.  This Registration Statement includes and carries forward $2,859,744,308 of unsold securities previously registered by the Registrant under the Prior Registration Statement.  In accordance with Rule 415(a)(6) of the Securities Act, $679,671.60 of filing fees previously paid in connection with these unsold securities will continue to be applied to such unsold securities, and the effectiveness of this Registration Statement will be deemed to terminate the Prior Registration Statement.

PROSPECTUS

Celestica Inc.

Subordinate Voting Shares
Preference Shares
Debt Securities
Warrants

We may offer and sell from time to time, in one or more offerings: subordinate voting shares, preference shares, debt securities and warrants to purchase subordinate voting shares, preference shares, debt securities or other securities. In this prospectus, we refer to all of the foregoing securities collectively as securities.  This prospectus may also be used by our shareholders to offer our subordinate voting shares.

This prospectus describes some of the general terms that may apply to the securities. Each time we (or any selling shareholder) offer to sell any securities, we will provide specific terms of such securities and the offering in a supplement to this prospectus.  We may not use this prospectus to sell securities unless we also give prospective investors a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Investing in our securities involves risk. See the “Risk Factors” section on page 2 of this prospectus, in any applicable prospectus supplement, and in any documents we incorporate by reference in this prospectus or any applicable prospectus supplement(s) before investing in our securities.

We (or any selling shareholder) may offer the securities for sale in a number of different ways, including directly to purchasers, through one or more agents, or to or through underwriters or dealers, or through a combination of these methods, on a delayed or continuous basis. For additional information, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials.  Any selling shareholder will be named in a supplement to this prospectus.

Our subordinate voting shares are listed on the New York Stock Exchange and the Toronto Stock Exchange and trade under the symbol “CLS.”  Our principal executive offices are located at 844 Don Mills Road, Toronto, Ontario, Canada M3C 1V7 and our telephone number is (416) 448-5800.

Neither the Securities and Exchange Commission of the United States nor any U.S. state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2014.

ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise noted, “Celestica,” the “Company,” “we,” “us” and “our” refer to Celestica Inc. and its subsidiaries.

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the Securities and Exchange Commission (referred to in this prospectus as the Commission), as a “well known seasoned issuer”, using the “shelf” registration process. Under this shelf registration process, using this prospectus, we may offer and sell, from time to time, in one or more offerings, any of the securities described in this prospectus (and our shareholders may offer and sell our subordinate voting shares). This prospectus provides a general description of the securities we may offer, as well as other information you should know before investing in our securities. Each time we or selling shareholders sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the offering and of the securities being offered.  The prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent any statement we make in that prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. No limit exists on the aggregate amount of the securities we or selling shareholders may sell pursuant to the registration statement of which this prospectus is a part.  You should read both this prospectus and applicable prospectus supplements, if any, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below, before you decide whether to invest in our securities.

You should rely only on the information we incorporate by reference or provide in this prospectus or any applicable prospectus supplement.  We have not authorized anyone to provide you with different or additional information.  You should not assume that the information contained in this prospectus or any prospectus supplement or any other document we incorporate by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of such documents, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

You may obtain the information we incorporate by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” below.  We urge you to read in its entirety the registration statement of which this prospectus is a part, including all amendments, exhibits, schedules and supplements to that registration statement.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. We are not (and any selling shareholders are not), making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted, or where the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

In making an investment decision, you must rely on your own examination of our Company and the terms of the offering and the securities, including the merits and risks involved.

We are not making any representation to any purchaser of the securities registered hereby regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice, and you should consult your own legal, business and tax advisors for advice regarding an investment in the securities offered hereby.

Canada has no system of exchange controls.  There are no Canadian exchange restrictions on the repatriation of capital or earnings of a Canadian public company to non-resident investors or affecting the remittance of dividends, interest or similar payments to non-resident holders of our securities, although there may be Canadian and other foreign tax considerations.

All dollar amounts in this prospectus are expressed in United States dollars, except where we state otherwise.  In this prospectus, unless we state otherwise, all references to “U.S.$” or “$” are to U.S. dollars.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in the section captioned “Risk Factors” in any applicable prospectus supplement, as well as those set forth in documents we incorporate by reference in this prospectus and any applicable prospectus supplement, including in our Annual Report on Form 20-F for the year ended December 31, 2013, filed on March 14, 2014, and in any updates to those Risk Factors in subsequent reports on Form 6-K we incorporate by reference in this prospectus and any applicable prospectus supplement, together with all of the other information appearing in this prospectus and any applicable prospectus supplement.  Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects.  Additional unknown risks and uncertainties, or those that we deem immaterial, may also impair our business, financial condition, results of operations and prospects. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus (and any prospectus supplement) and the documents we incorporate by reference in this prospectus (and in any prospectus supplement) contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (referred to in this prospectus as the Exchange Act), and applicable Canadian securities laws.  Such forward-looking statements include, without limitation: statements related to our future growth; trends in the electronics manufacturing services (EMS) industry; our financial or operational results; the impact of acquisitions and program wins or losses on our financial results and working capital requirements; anticipated expenses, charges, capital expenditures and/or benefits; our expected tax and litigation outcomes; our cash flows, financial targets and priorities; changes in our mix of revenue by end market; our ability to diversify and grow our customer base and develop new capabilities; the effect of the global economic environment on customer demand; the expected impact of our pension obligations; and the number of subordinate voting shares and price thereof we may repurchase under our Normal Course Issuer Bid. Such forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “continues”, “project”, “potential”, “possible”, “contemplate”, “seek”, or similar expressions, or may employ such future or conditional verbs as “may”, “might”, “will”, “could”, “should” or “would”, or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995, and applicable Canadian securities laws.

Forward-looking statements are provided for the purpose of assisting readers in understanding management’s current expectations and plans relating to the future. Readers are cautioned that such information may not be appropriate for other purposes. Forward-looking statements are not guarantees of future performance and are subject to risks that could cause actual results to differ materially from conclusions, forecasts or projections expressed in such forward-looking statements, including, in addition to those discussed under the caption “Risk Factors” above and any risk factors relating to us or to a particular offering discussed or incorporated by reference herein or in any applicable prospectus supplement, risks related to:

•                                          our customers’ ability to compete and succeed in the marketplace with the products we manufacture;

•                                          price and other competitive factors generally affecting the EMS industry;

•                                          managing our operations and our working capital performance during uncertain economic conditions;

•                                          responding to rapid changes in demand and changes in our customers’ outsourcing strategies, including the insourcing of programs;

•                                          customer concentration and the challenges of diversifying our customer base and replacing revenue from lost programs or customer disengagements;

•                                          changing commodity, material and component costs, as well as labor costs and conditions;

•                                          disruptions to our operations, or those of our customers, component suppliers or logistics partners, including as a result of global or local events outside our control, including natural disasters, extreme weather conditions, political instability, labor or social unrest, criminal activity and other risks present in the jurisdictions in which we operate;

•                                          retaining or expanding our business due to execution problems relating to the ramping of new programs;

•                                          resolving commercial and operational challenges and achieving profitability in our semiconductor business;

•                                          delays in the delivery and availability of components, services and materials;

•                                          non-performance by counterparties;

•                                          our financial exposure to foreign currency volatility;

•                                          our dependence on industries affected by rapid technological change;

•                                          variability of operating results;

•                                          managing our global operations and supply chain;

•                                          increasing income taxes, increased levels and scrutiny of tax audits globally, and defending our tax positions or meeting the conditions of tax incentives and credits;

•                                          completing any restructuring actions and integrating any acquisitions;

•                                          computer viruses, malware, hacking attempts or outages that may disrupt our operations;

•                                          any U.S. government shutdown or delay in the increase of the U.S. government debt ceiling; and

•                                          compliance with applicable laws, regulations and social responsibility initiatives.

Our forward-looking statements are based on various assumptions, many of which involve factors that are beyond our control. Our material assumptions include those related to:

•                                          production schedules from our customers, which generally range from 30 days to 90 days and can fluctuate significantly in terms of volume and mix of products or services;

•                                          the timing and execution of, and investments associated with, ramping new business;

•                                          the success in the marketplace of our customers’ products;

•                                          the stability of general economic and market conditions, currency exchange rates and interest rates;

•                                          our pricing, the competitive environment and contract terms and conditions;

•                                          supplier performance, pricing and terms;

•                                          compliance by third parties with their contractual obligations, the accuracy of their representations and warranties, and the performance of their covenants;

•                                          components, materials, services, plant and capital equipment, labor, energy and transportation costs and availability;

•                                          operational and financial matters, including the extent, timing and costs of replacing revenue from lost programs or customer disengagements;

•                                          technological developments;

•                                          overall demand improvement in the semiconductor industry, and revenue growth in our semiconductor business;

•                                          the timing and execution of any restructuring actions; and

•                                          our ability to diversify our customer base and develop new capabilities.

Our assumptions and estimates are based on management’s current views with respect to current plans and events, and are and will be subject to the risks and uncertainties discussed above. While management believes these assumptions to be reasonable under current circumstances, they may prove to be inaccurate.

Except as required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus, and any applicable prospectus supplements, and the documents we incorporate by reference herein and therein, with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

PRESENTATION OF FINANCIAL INFORMATION

Our consolidated financial statements are presented in U.S. dollars.  Commencing with the year ended December 31, 2010, our consolidated financial statements are presented in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.  Prior thereto, we presented our consolidated financial statements in accordance with Canadian generally accepted accounting principles.

OUR COMPANY

We were incorporated in Ontario, Canada on September 27, 1996. Our legal and commercial name is Celestica Inc. We are a corporation domiciled in the Province of Ontario, Canada and operate under the Business Corporations Act (Ontario). Our principal executive offices are located at 844 Don Mills Road, Toronto, Ontario, Canada M3C 1V7 and our telephone number is (416) 448-5800. Our website is www.celestica.com. Information on our website is not incorporated by reference in this prospectus.

What Celestica does:

We deliver innovative supply chain solutions globally to customers in the Communications (comprised of enterprise communications and telecommunications), Consumer, Diversified (comprised of industrial, aerospace and defense, healthcare, solar, green technology, semiconductor equipment and other), and Enterprise Computing (comprised of servers and storage) end markets. We believe our services and solutions create value for our customers by accelerating their time-to-market, and by providing higher quality, lower cost and reduced cycle times in our customers’ supply chains, resulting in lower total cost of ownership, greater flexibility, higher return on invested capital and improved competitive advantage for our customers in their respective markets.

Our global headquarters is located in Toronto, Canada. We operate a global network of facilities throughout the world with end-to-end supply chain capabilities tailored to meet specific market and customer product lifecycle requirements. To drive speed, quality and flexibility for our customers, we execute our business in centers of excellence strategically located in North America, Europe and Asia. We strive to align our preferred suppliers in close proximity to these centers of excellence to increase the speed and flexibility of our supply chain, deliver higher quality products, and reduce time to market.

We offer a range of services to our customers, including design and development (such as our Joint Design and Manufacturing (JDM) offering, which is focused on developing design solutions in collaboration with customers as well as managing aspects of the supply chain and manufacturing), engineering services, supply chain management, new product introduction, component sourcing, electronics manufacturing, assembly and test, complex mechanical assembly, systems integration, precision machining, order fulfillment, logistics and after-market repair and return services.

Although we supply products and services to over 100 customers, we depend upon a small number of customers for a significant portion of our revenue. In the aggregate, our top 10 customers represented 64% of revenue for the first nine months of 2014 (first nine months of 2013 — 65%; full year 2013 — 65%).

The products and services we provide serve a wide variety of applications, including: servers; networking, wireless and telecommunications equipment; storage systems; optical equipment; aerospace and defense electronics, such as in-flight entertainment and guidance systems; healthcare products for diagnostic imaging; audiovisual equipment; set top boxes; printer supplies; peripherals; semiconductor equipment; and a range of industrial and green technology products, including solar panels and inverters.

We continue to invest to increase the value we deliver to our customers, through investments in people, service offerings, new capabilities, technology and IT systems, software and tools. We intend to continuously work to improve our productivity, quality, delivery performance and flexibility in our efforts to be recognized as one of the leading companies in innovative supply chain solutions and services.

RATIO OF EARNINGS TO FIXED CHARGES

This table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.  Because we have had no outstanding preference shares during the periods we present in this prospectus, we do not present a ratio of earnings to combined fixed charges and preference dividends.

	YEAR ENDED DECEMBER 31					NINE MONTHS ENDED SEPTEMBER 30
	2009	2010	2011	2012	2013	2014

Ratio of earnings to fixed charges (unaudited) (1)	3x	12x	29x	22x	29x	40x

(1)                     For purposes of calculating the ratio of earnings to fixed charges, (i) “earnings” means (as determined under Canadian GAAP with respect to 2009, and as determined under IFRS for all other periods shown): the sum of: (a) pre-tax income from continuing operations; and (b) fixed charges; and (ii) “fixed charges” means the sum of: (A) interest expensed; and (B) an estimate of the interest included in rental expense.  Interest expenses for 2009 and 2010 included accretion costs related to then-outstanding senior subordinated notes, which were all redeemed prior to March 31, 2010.  The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges.  These computations are for Celestica and its consolidated subsidiaries.

INFORMATION ABOUT THE OFFERINGS

We may use this prospectus to offer subordinate voting shares, preference shares, debt securities, or warrants to purchase subordinate voting shares, preference shares, debt securities or other securities, and our shareholders may offer subordinate voting shares.  Debt securities may consist of bonds, debentures, notes or other secured or unsecured evidences of indebtedness.  For each type of debt security we offer, the price and terms will be determined at or prior to the time of sale.  Please also refer to “Description of Securities” below.

We will set forth in a prospectus supplement a description of the specific types, amounts, prices, and detailed terms of any securities that may be offered under this prospectus, as well as any net proceeds to us.  The prospectus supplement may also describe certain risks in addition to those set forth herein associated with an investment in the specific securities offered.

These securities may be offered directly to one or more purchasers, through agents, or to or through underwriters or dealers.  The names of these parties, any securities to be purchased by or through these parties, the compensation of these parties and other special terms in connection with the offering and sale of these securities will be detailed in a prospectus supplement.  Please also refer to “Plan of Distribution” below.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness, determined in accordance with IFRS, as of September 30, 2014.  You should read this table in conjunction with our audited consolidated financial statements and the related notes thereto for the year ended December 31, 2013 included in our Annual Report on Form 20-F for the year ended December 31, 2013, and our unaudited interim condensed consolidated financial statements for the three and nine-month period ended September 30, 2014 included in our Report on Form 6-K furnished on October 23, 2014, each of which we incorporate by reference in this prospectus, as described in “Incorporation of Certain Information by Reference” below.

As at September 30, 2014
(in millions)
Cash and cash equivalents	$578.2

Debt
Revolving credit facility (1)	$—
Total long-term debt	$—

Shareholders’ equity
Capital stock (2)	$2,629.1
Treasury Stock	(24.9)
Contributed Surplus	719.0
Deficit	(1,850.5)
Accumulated other comprehensive loss	(13.1)
Total Shareholder’s Equity	$1,459.6

Total Capitalization	$1,459.6

(1)         As of September 30, 2014, this represented a $400.0 million facility (subject to increase by an additional $50.0 million subject to certain terms and conditions), which is scheduled to mature in January 2015. At September 30, 2014, we had $44.9 million outstanding in letters of credit, including $34.3 million that were issued under this facility.

(2)         Our authorized capital consists of an unlimited number of preference shares, issuable in series, without nominal or par value, an unlimited number of subordinate voting shares, without nominal or par value, and an unlimited number of multiple voting shares, without nominal or par value. At September 30, 2014, no preference shares, 157.7 million subordinate voting shares and 18.9 million multiple voting shares were issued and outstanding (all of which are fully paid).

There have been no subsequent events between September 30, 2014 and the date of this document that would have a material impact on our authorized or issued share capital or the total debt reported above.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities under this prospectus.  Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes.   In addition, we evaluate the acquisition of businesses and technologies from time to time, and we may use a portion of the net proceeds for such acquisitions.  We will not receive any proceeds from the sale of subordinate voting shares by any selling shareholders.

MARKET INFORMATION

The subordinate voting shares are listed on the New York Stock Exchange and the Toronto Stock Exchange.  The following tables set forth certain trading information for the subordinate voting shares in Canada and the United States for the periods indicated, as reported by Bloomberg LP.  In the following tables, subordinate voting shares are referred to as “SVS.”  References to “C$” below are to Canadian dollars.

The following are the high and low market prices for each full fiscal quarter for fiscal year 2014:

	United States Composite Trading
	High	Low	Volume
	(Price per SVS)
First Quarter 2014	$10.95	$9.12	16,210,000
Second Quarter 2014	12.79	10.51	17,500,000
Third Quarter 2014	12.93	10.09	15,320,000

	Canadian Composite Trading
	High		Low		Volume
	(Price per SVS)
First Quarter 2014	C$	12.10	C$	10.11	41,950,000
Second Quarter 2014	13.72		11.51		43,600,000
Third Quarter 2014	13.59		11.12		42,800,000

The following are the high and low market prices for each month for the most recent six months:

	United States Composite Trading
	High	Low	Volume
	(Price per SVS)
April 2014	$11.19	$10.51	6,080,000
May 2014	11.86	11.15	4,420,000
June 2014	12.79	11.55	7,000,000
July 2014	12.93	10.73	6,380,000
August 2014	11.01	10.20	4,880,000
September 2014	11.01	10.09	4,060,000

	Canadian Composite Trading
	High		Low		Volume
	(Price per SVS)
April 2014	C$	12.37	C$	11.51	13,730,000
May 2014	12.90		12.15		9,850,000
June 2014	13.72		12.59		20,020,000
July 2014	13.59		11.70		10,650,000
August 2014	11.98		11.17		13,330,000
September 2014	12.00		11.12		18,820,000

For additional information regarding the market prices for our subordinate voting shares, please see our Annual Report on Form 20-F for the year ended December 31, 2013, which we incorporate by reference in this prospectus.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities described in this prospectus from time to time in one or more of the following ways:

•                                          Through one or more underwriters on a firm commitment or best efforts basis;

•                                          Through a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•                                          Through purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

•                                          Through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•                                          Through sales “at the market” or to or through a market maker or into an existing trading market;

•                                          Through direct sales to one or more purchasers, including our affiliates, or to a single purchaser;

•                                          Through agents;

•                                          Through an exchange distribution in accordance with the rules of the applicable exchange;

•                                          Through options, swaps, derivatives, or hedging transactions, whether through an options exchange or otherwise;

•                                          Through privately negotiated transactions;

•                                          Through making short sales or in transactions to cover short sales;

•                                          Through transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                                          Through put or call option transactions;

•                                          Through other types of transactions permitted by applicable law; and

•                                          Through any combination of the above-listed methods of sale.

The prospectus supplement with respect to any offered securities will describe the terms of the offering, including the following:

•                  the method of distribution, including the name or names of any underwriters or agents;

•                  any public offering price;

•                  the proceeds to us from such sale;

•                  any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•                  any over-allotment options under which underwriters may purchase additional securities from us or selling shareholders;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which the securities may be listed.

We or the selling shareholders may distribute the securities from time to time in one or more of the following ways:

•                  at a fixed public offering price or prices, which may be changed;

•                  at prevailing market prices at the time of sale or prices relating to prevailing market prices at the time of sale;

•                  at varying prices determined at the time of sale; or

•                  at negotiated prices.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.  Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.  Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the securities if any are purchased.  We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement, or if applicable, the pricing supplement.  If we grant any over-allotment options, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If dealers are used, and if so specified in the applicable prospectus supplement, we will sell such securities to the dealers as principals.  The dealers may then resell such securities to the public or other dealers at fixed or varying prices to be determined by such dealers at the time of resale.  The names of the dealers and the terms of any such transaction will be set forth in the applicable prospectus supplement.

Direct Sales

Securities may also be sold directly by us.  In this case, no underwriters, dealers or agents would be involved.  Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

Delayed Delivery Contracts

We may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to underwriters, dealers and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in a prospectus supplement.

Selling Shareholders

Any selling shareholder may offer subordinate voting shares using any of the methods described above, through agents, underwriters, dealers or in direct sales or delayed delivery contracts.   The applicable prospectus supplement will describe the selling shareholder’s method of distribution, will name any agent, underwriter or dealer of the selling shareholder and will describe the compensation to be paid to any of these parties.  In addition to distribution as outlined above, any selling shareholders may sell their subordinate voting shares pursuant to Rule 144 under the Securities Act, if applicable and available, or any other available exemption from registration under the Securities Act.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.  Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Multiple Voting Shares and Subordinate Voting Shares

Voting Rights

The holders of subordinate voting shares and multiple voting shares are entitled to notice of and to attend all meetings of shareholders and to vote at all such meetings together as a single class, except in respect of matters where only the holders of shares of one class or series of shares are entitled to vote separately pursuant to applicable law.  The subordinate voting shares carry one vote per share and the multiple voting shares carry 25 votes per share.  Generally, all matters to be voted on by shareholders must be approved by a simple majority (or, in the case of election of directors, by a plurality, and in the case of an amalgamation or amendments to our articles, by two-thirds) of the votes cast in respect of multiple voting shares and subordinate voting shares held by persons present in person or by proxy, voting together as a single class.  The holders of multiple voting shares are entitled to one vote per share held at meetings of holders of multiple voting shares at which they are entitled to vote separately as a class.

Dividends

The subordinate voting shares and the multiple voting shares are entitled to share ratably, as a single class, in any dividends declared by our board of directors, subject to any preferential rights of any outstanding preference shares in respect of the payment of dividends.  Dividends consisting of subordinate voting shares and multiple voting shares may be paid only as follows:  (i) subordinate voting shares may be paid only to holders of subordinate voting shares, and multiple voting shares may be paid only to holders of multiple voting shares; and (ii) proportionally with respect to each outstanding subordinate voting share and multiple voting share.

Conversion

Each multiple voting share is convertible at any time at the option of the holder thereof into one subordinate voting share.

Multiple voting shares will be converted automatically into subordinate voting shares upon any transfer thereof, except:  (i) a transfer to Onex Corporation (“Onex”) or any affiliate of Onex, or (ii) a transfer of 100% of the outstanding multiple voting shares to a purchaser who also has offered to purchase all of the outstanding subordinate voting shares for a per share consideration identical to, and otherwise on the same terms as, that offered for the multiple voting shares and the multiple voting shares held by such purchaser thereafter shall be subject to the provisions relating to conversion as if all references to Onex were references to such purchaser.  In addition, if (i) any holder of any multiple voting shares ceases to be an affiliate of Onex, or (ii) Onex and its affiliates cease to have the right, in all cases, to exercise the votes attached to, or to direct the voting of, any of the multiple voting shares held by Onex and its affiliates, such multiple voting shares shall convert automatically into subordinate voting shares on a one-for-one basis.  For these purposes, (i) “Onex” includes any successor corporation resulting from an amalgamation, merger, arrangement, sale of all or substantially all of its assets, or other business combination or reorganization involving Onex, provided that such successor corporation beneficially owns directly or indirectly all multiple voting shares beneficially owned directly or indirectly by Onex immediately prior to such transaction and is controlled by the same person or persons as controlled Onex prior to the consummation of such transaction; (ii) a corporation shall be deemed to be a subsidiary of another corporation if, but only if (a) it is controlled by that other, or that other and one or more corporations each of which is controlled by that other, or two or more corporations each of which is controlled by that other, or (b) it is a subsidiary of a corporation that is that other’s subsidiary; (iii) “affiliate” means a subsidiary of Onex or a corporation controlled by the same person or company that controls Onex; and (iv) “control” means beneficial ownership of, or control or direction over, securities carrying more than 50% of the votes that may be cast to elect directors if those votes, if cast, could elect more than 50% of the directors.  For these purposes, a person is deemed to beneficially own any security which is beneficially owned by a corporation controlled by such person.

In addition, if at any time the number of outstanding multiple voting shares shall represent less than 5% of the aggregate number of the outstanding multiple voting shares and subordinate voting shares, all of the outstanding multiple voting shares shall be automatically converted at such time into subordinate voting shares on a one-for-one basis.

Onex, which owns all of the outstanding multiple voting shares, has entered into an agreement with Computershare Trust Company of Canada (as successor to the Montreal Trust Company of Canada), as trustee for the benefit of the holders of the subordinate voting shares, for the purpose of ensuring that the holders of subordinate voting shares will not be deprived of any rights under applicable take-over bid legislation to which they would be otherwise entitled in the event of a take-over bid (as that term is defined in applicable securities legislation) if multiple voting shares and subordinate voting shares were of a single class of shares.

Modification, Subdivision and Consolidation

Any modification to the provisions attaching to either the subordinate voting shares or the multiple voting shares requires the separate affirmative vote of two-thirds of the votes cast by the holders of subordinate voting shares and multiple voting shares, respectively, voting as separate classes.  The Company may not subdivide or consolidate the subordinate voting shares or the multiple voting shares without at the same time proportionally subdividing or consolidating the shares of the other class.

Creation of Other Voting Shares

The Company may not create any class or series of shares, or issue any shares of any class or series (other than subordinate voting shares) having the right to vote generally on all matters that may be submitted to a vote of shareholders (except matters for which applicable law requires the approval of holders of another class or series of shares voting separately as a class or series) without the separate affirmative vote of two-thirds of the votes cast by the holders of the subordinate voting shares and the multiple voting shares, respectively, voting as separate classes.

Rights on Dissolution

With respect to a distribution of assets in the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company for the purposes of winding up its affairs, holders of subordinate voting shares and multiple voting shares will share ratably as a single class in assets available for distribution to holders of subordinate voting shares and multiple voting shares after payment in full of the amounts required to be paid to holders of preference shares, if any.

Other Rights

Neither the subordinate voting shares nor the multiple voting shares will be redeemable nor will the holders of such shares have pre-emptive rights to purchase additional shares.

Additional information concerning the rights and limitations of shareholders can be found in our Restated Articles of Incorporation, attached as Exhibit 1.10 to our Annual Report on Form 20-F (Reg. No. 001-14832) filed with the Commission on March 23, 2010, which we incorporate by reference in this prospectus.

DESCRIPTION OF SECURITIES

The securities to be offered hereunder, from time to time, in one or more series or issuances are:

•                  subordinate voting shares;

•                  preference shares;

•                  debt securities (consisting of secured or unsecured debentures, notes or other evidences of indebtedness) under an indenture that we entered into with JPMorgan Chase Bank, N.A., as trustee, on June 16, 2004 (referred to as the Indenture), as supplemented for any such offering; and

•                  warrants to purchase subordinate voting shares, preference shares, debt securities or other securities.

We will set forth in an applicable prospectus supplement a description of the securities that may be offered under this prospectus (and with respect to debt securities, a description of any applicable supplement to the Indenture).  The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

Description of Debt Securities

The particular terms of the debt securities offered under any prospectus supplement will be outlined in such prospectus supplement, and will include the terms set forth in the Indenture (as modified by any applicable supplement to the Indenture), and those made part thereof by reference to the Trust Indenture Act of 1939, as amended (which we refer to as the Trust Indenture Act).  The Indenture is (and any supplement to the Indenture will be) subject to, and governed by, the terms of the Trust Indenture Act.

The following is a summary of certain general terms and provisions of the debt securities and the Indenture, but it is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part.  In addition, the extent to which the general provisions described below may apply to any particular debt securities offered under any prospectus supplement, and any modifications or additions to such provisions, will be outlined in such prospectus supplement.   Prospective holders of debt securities should read the summary below, the applicable prospectus supplement, the provisions of the Indenture (and any applicable supplement to the Indenture), and any related documents before investing in our debt securities.  Because we have included only a summary of the material Indenture terms below, you should read the Indenture in full.  If there is any inconsistency between the terms presented here and those in the applicable prospectus supplement, the terms of the prospectus supplement will supersede the terms presented here.

References to “us” or “we” in this description of debt securities means Celestica Inc., but not any of our subsidiaries.

General

The Indenture permits us to issue from time to time secured or unsecured debentures, notes or other evidences of indebtedness, issuable in one or more series (with the same or various maturities, at par, at a premium or at a discount), which may be convertible into or exchangeable for any securities of any person (including us).  The Indenture permits us to establish the terms of each series of debt securities at the time of issuance, and does not limit the aggregate amount of debt securities that we may issue thereunder.  The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount.  We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the Indenture. Such additional notes will have the same terms as to ranking, redemption, waivers, amendments or otherwise as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes. In addition, we will describe in the applicable prospectus supplement, material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Any taxes withheld or deducted from payments in respect of the debt securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder.

Subject to certain limitations provided in the Indenture, debt securities that are issued in registered form may be registered for transfer or exchange at the principal corporate trust office of the trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities may be issued in temporary or permanent form. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement. We may at any time determine that the securities of any series issued in the form of one or more global securities shall no longer be represented by such global security. In such event we will execute, and the trustee will authenticate and deliver securities of such series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global security or securities representing such series in exchange for such global security or securities. Securities issued in exchange for a global security shall be registered in such names and in such authorized denominations as the depositary for such global security, pursuant to instructions from its direct or indirect participants or otherwise, instructs the trustee in writing.

Events of Default

Each of the following constitutes an event of default for a series of debt securities unless it is either inapplicable to a particular series or it is specifically deleted or modified:

•                                          default for 30 days in the payment of any interest (or any related coupon) when due;

•                                          default in the payment of principal, or premium, if any, when due at maturity (excluding a maturity arising from a call for redemption through operation of any sinking fund);

•                                          default for 30 days in the deposit of any sinking fund payment, if any, when due;

•                                          default in the performance, or breach, of any covenant, agreement or warranty in the Indenture for 90 days after written notice;

•                                          certain events of bankruptcy, insolvency or reorganization; and

•                                          any other event of default provided with respect to securities of that series.

We are required to furnish the trustee annually with an officer’s certificate as to our compliance with all conditions and covenants under the Indenture. The Indenture provides that the trustee may withhold notice to holders of debt securities of any default, except in respect of the payment of the principal of, premium, if any, or interest on the debt securities (or any sinking fund installment), if it considers it in the interests of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists (other than an event of default in the case of certain events of bankruptcy set forth in the Indenture), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all accrued but unpaid interest on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding securities of that series (or of all series, as the case may be), by written notice to us and the trustee, may rescind and annul such declaration and consequences, subject to conditions specified in the Indenture.  If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all debt securities outstanding under the Indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Legal Proceedings and Enforcement of Right to Payment

Holders of debt securities will not have any right to institute any proceeding in connection with the Indenture, or for the appointment of a receiver or trustee, or for any remedy under the Indenture, unless they have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities (or in the case of events of default pertaining to bankruptcy or insolvency, holders of at least 25% in principal amount of all outstanding securities under the Indenture) must have made written request, and offered reasonable indemnity, to the trustee to institute that proceeding as trustee, and, for 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or in the case of events of default pertaining to bankruptcy or insolvency, holders of a majority in principal amount of all outstanding securities under the Indenture) a direction inconsistent with that request, and must have failed to institute the proceeding. However, holders of debt securities (and related coupons) will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, if any, thereon on the due dates expressed therein and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge of Indenture

The Indenture will, upon our request, cease to be of further effect with respect to any series of debt securities specified in such request (except as to certain limited surviving rights), when

(1)         Either:

(A)            all securities of such series (and related coupons) theretofore authenticated and delivered have been cancelled and delivered to the trustee or delivered to the trustee for cancellation; or

(B)            all securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the trustee for cancellation

(i)   have become due and payable, or

(ii)   will become due and payable at their stated maturity within one year, or

(iii)   if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and we, in each case, have irrevocably deposited or caused to be deposited with the trustee the requisite amounts to pay and discharge the entire indebtedness on such securities and applicable coupons;

(2)         we have paid or caused to be paid all other sums payable under the Indenture by us; and

(3)         we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the Indenture as to such series have been complied with.

Modification and Waiver

Modification

We and the trustee may modify and amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected.   However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•                                          change the stated maturity of the principal of, premium, if any, or any installment of principal or interest on, any outstanding debt security;

•                                          reduce the principal amount of or the rate of interest on or any premium payable upon the redemption of any outstanding debt security;

•                                          change the place of payment where or currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;

•                                          change the method of calculating the rate of interest, or change our obligation to pay specified additional amounts;

•                                          reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof, or the amount thereof provable in bankruptcy;

•                                          adversely affect any right of repayment at the option of any holder of debt securities;

•                                          impair the right of holders of debt securities to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity, redemption or repayment date;

•                                          adversely affect the right to convert or exchange any outstanding debt security;

•                                          reduce the percentage in principal amount of outstanding debt securities, whose holder’s consent is necessary to modify, supplement or amend the Indenture or to waive compliance with certain provisions of the Indenture or certain defaults and consequences of such defaults or reduce specified quorum or voting requirements; or

•                                          modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected.

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the Indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series (and with respect to an event of default pertaining to bankruptcy or insolvency, holders of a majority in principal amount of all outstanding securities under the Indenture) may, on behalf of the holders of all debt securities of that series, generally waive any past default under the Indenture and the consequences of such default.  However, a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected, or a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series, cannot be so waived.

Merger, Consolidation or Transfer of Assets

We will not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other person or entity or convey, transfer or lease our properties and assets substantially as an entirety to any person or entity, unless:

(a)         the entity formed by such consolidation or amalgamation or into which we are merged or the person or entity which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety: (i) shall be a corporation, partnership or trust organized and validly existing under the laws of Canada or any province or territory thereof, the United States, any state thereof or the District of Columbia; and (ii) shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, our obligation for the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the securities and the performance and observance of every covenant of this Indenture on our part to be performed or observed;

(b)         immediately after giving effect to such transaction, no default or event of default under the Indenture shall have occurred and be continuing; and

(c)          we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with the Indenture and that all conditions precedent relating to such transaction have been complied with.

The requirements of paragraphs (a) and (b) above do not apply to (1) any merger, amalgamation or consolidation in which we are the surviving corporation or (2) any sale, conveyance, transfer, lease or other disposition of our assets to a direct or indirect wholly owned subsidiary.

Upon any transaction referred to above, the assumption of our obligations by a successor person will be deemed to be a novation of the securities. In the event of any such novation, except in the case of a lease of all or substantially all of our assets, we will be discharged from all of our obligations and covenants under the Indenture and the securities.

To the greatest extent permitted by law, no approval or consent of the holders is required in connection with any consolidation, amalgamation or merger involving us, or any sale or conveyance to another person or entity of all or substantially all of our assets, or any change in the conversion rate or exchange rate of any series of securities in each case in connection therewith, or the property deliverable upon conversion of the securities, whether as a result of any of the events referred to above or otherwise under the terms of the Indenture.

Certain Covenants

If specified pursuant to the Indenture, all payments made by us under or with respect to the securities of any series will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (referred to as Canadian Taxes), unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant governmental authority or agency. If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the securities, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Canadian Taxes had not been withheld or deducted (a similar payment will also be made to holders that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding); provided that no additional amounts will be payable:

(1)         where such taxes are required to be withheld or deducted as a result of such person or entity not dealing at arm’s length with us (within the meaning of the Income Tax Act (Canada)) at the time of the making of such payment;

(2)         to any person or entity by reason of their being connected with Canada (otherwise than merely by holding or ownership of any series of securities or receiving any payments or exercising any rights thereunder), including without limitation a nonresident insurer who carries on an insurance business in Canada and in a country other than Canada;

(3)         for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such security or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(4)         for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(5)         for or on account of any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment to a person or entity in respect of any security, if such payment can be made without such withholding by at least one other paying agent the identity of which is provided to such person or entity;

(6)         for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment in respect of such security;

(7)         to any person or entity which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes; or

(8)         for any combination of items (1) - (7) above;

nor will additional amounts be paid with respect to any payment on a security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

Defeasance and Covenant Defeasance

We may discharge all of our obligations with respect to any series of the debt securities at any time, and we may also be released from our obligations under certain covenants and from certain other obligations, and elect not to comply with those covenants and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

(1)         we irrevocably deposit with the trustee (A) an amount (in such currency in which such securities and any related coupons are then specified as payable at maturity), or (B) specified government obligations, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, the principal of (and premium, if any) and interest, if any, on the applicable securities and any related coupons at maturity (or redemption date, if applicable), and any mandatory sinking fund payments or analogous payments applicable to such securities and any related coupons on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such securities and any related coupons.

(2)   No default or event of default shall have occurred and be continuing on the dates specified in the Indenture;

(3)         Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which we are a party or are bound;

(4)         In the case of a defeasance election by us, we shall have delivered to the trustee an opinion of counsel stating that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(5)         In the case of a covenant defeasance election by us, we shall have delivered to the trustee an opinion of counsel to the effect that the holders of such securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(6)         We have delivered to the trustee an opinion of counsel to the effect that such deposit shall not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended.

(7)         We have delivered to the trustee either an opinion of Canadian counsel or a ruling from Canada Customs and Revenue Agency, in either case to the effect that the holders of such securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such defeasance or covenant defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance or covenant defeasance not occurred (and for the purposes of such opinion of counsel, such Canadian counsel shall assume that holders include holders who are not resident in Canada).

(8)         We are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(9)         Notwithstanding (1) — (8) above or (10) below, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith applicable to such securities.

(10)  We shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to either the defeasance or the covenant defeasance have been complied with.

Governing Law

The Indenture and the debt securities (and related coupons) shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflict of laws.  The Indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Concerning the Trustee

The trustee under the Indenture is JPMorgan Chase Bank, N.A. The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to any debt securities issued under the Indenture. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material Canadian federal income tax considerations and United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement.  The summary will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers.  Prospective purchasers of our securities are urged to consult their own tax advisors prior to any acquisition of securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference in this prospectus information from other documents we file with or furnish to the Commission, which means that we can disclose important information to you by referring to those documents. The information we incorporate by reference is an important part of this prospectus.

We incorporate by reference into this prospectus the following documents we have filed with or furnished to the Commission:

•              Our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, filed with the Commission on March 14, 2014;

•              Exhibit 99.1 to our Report on Form 6-K furnished to the Commission on January 31, 2014, containing our Unaudited Condensed Consolidated Financial Statements for the three and twelve months ended December 31, 2013, and the accompanying notes thereto;

•              Exhibits 99.1 and 99.2 to our Report on Form 6-K furnished to the Commission on April 24, 2014, containing our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2014, and our Unaudited Condensed Consolidated Financial Statements for the three months ended March 31, 2014, and the accompanying notes thereto;

•              Our Report on Form 6-K furnished to the Commission on July 9, 2014, containing our Long-Term Incentive Plan, as amended and restated as of January 29, 2014, and our Share Unit Plan, as amended and restated as of January 29, 2014;

•              Exhibits 99.1 and 99.2 to our Report on Form 6-K furnished to the Commission on July 28, 2014, containing our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three and six months ended June 30, 2014, and our Unaudited Condensed Consolidated Financial Statements for the three and six months ended June 30, 2014, and the accompanying notes thereto;

•              Exhibits 99.1 and 99.2 to our Report on Form 6-K furnished to the Commission on October 23, 2014, containing our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three and nine months ended September 30, 2014, and our Unaudited Condensed Consolidated Financial Statements for the three and nine months ended September 30, 2014, and the accompanying notes thereto; and

•              The description of our subordinate voting shares contained in our Registration Statement on Form 8-A, effective as of June 29, 1998.

We also incorporate by reference each of the following documents we file with or furnish to the Commission after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold : (i) all Annual Reports on Form 20-F we file with the Commission; and (ii) those portions of any Reports on Form 6-K we furnish to the Commission that we indicate in such reports are to be deemed incorporated by reference into this prospectus.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You may obtain a copy of any of our filings that are incorporated by reference into this prospectus, at no cost, by writing to or telephoning us at the following address:

Celestica Inc.
844 Don Mills Road
Toronto, Ontario, Canada M3C 1V7
416-448-5800

Attention:  Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual and other reports with the Commission. You may review a copy of our filings with the Commission, including our Annual Reports on Form 20-F, the exhibits and schedules we file with our Annual Reports on Form 20-F, and the registration statement of which this prospectus forms a part, at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the Commission’s Public Reference Room. The Commission maintains a website

(http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. We began to file electronically with the Commission in November 2000.

You may read and copy any reports, statements or other information that we file with the Commission at the addresses indicated above and you may also access some of them electronically at the website set forth above. These Commission filings are also available to the public from commercial document retrieval services.

We also file reports, statements and other information with the Canadian Securities Administrators, or the CSA, and these can be accessed electronically at the CSA’s System for Electronic Document Analysis and Retrieval website (http://www.sedar.com).

You may access other information about Celestica on our website (http://www.celestica.com).  Information on our website is not incorporated by reference in this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date of this prospectus. Our business, financial condition, results of operations and prospects may change after that date.

LEGAL MATTERS

Blake, Cassels & Graydon LLP, Canadian counsel for Celestica, will be passing upon certain matters of Canadian law for us with respect to certain securities offered by this prospectus and any prospectus supplement, and Kaye Scholer LLP, U.S. counsel for Celestica, will be passing on certain matters of New York and U.S. law for us with respect to certain securities offered by this prospectus and any prospectus supplement.  As of the date of this prospectus, certain attorneys with Blake, Cassels & Graydon LLP and Kaye Scholer LLP own, in the aggregate, less than one percent of our outstanding subordinate voting shares.  If any underwriters, dealers or agents named in a prospectus supplement engage their own counsel to pass upon legal matters relating to the securities, that counsel will be named in the prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of Ontario, Canada. A majority of our directors, officers and controlling persons (and certain experts named in this prospectus) are residents of (or are organized in) Canada.  Also, a substantial portion of our assets and the assets of these persons are located outside of the United States.  As a result, securityholders may find it difficult to effect service of process within the United States upon these persons who are not residents of the United States, or to enforce judgments in the United States obtained in courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws. It may also be difficult for securityholders to enforce a U.S. judgment in Canada or to succeed in a lawsuit in Canada based only on U.S. securities laws.

EXPERTS

Our consolidated financial statements as of December 31, 2012 and 2013, and for each of the years in the three-year period ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, incorporated in this prospectus by reference to our Annual Report on Form 20- F for the year ended December 31, 2013, have been audited by KPMG LLP, independent chartered professional accountants, as set forth in their reports thereon included therein.  Such financial statements are incorporated herein in reliance upon the reports of KPMG LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting, upon the authority of said firm as experts in auditing and accounting.

KPMG LLP is located at: 4100 Yonge Street, Suite 200, Toronto, Ontario M2P 2H3, Canada.

EXPENSES

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the securities registered under this registration statement:

Commission registration fee	$	*

Printing expenses		**

Legal fees and expenses		**

Accountants’ fees and expenses		**

Transfer agent and registrar Fees		**

Trustee fees		**

Miscellaneous		**

Total	$	**

*                             $679,671.60 has been paid to the Commission and may be used to pay for securities offered pursuant to this prospectus.  The payment of any additional fees has been deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.

**                      Information regarding offering expenses is not currently known, and will be provided by a prospectus supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this prospectus.

CELESTICA INC.

SUBORDINATE VOTING SHARES

PREFERENCE SHARES

DEBT SECURITIES

WARRANTS

PROSPECTUS

October 27, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.                                                INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), the registrant may indemnify a present or former director or officer or a person who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity; provided that the individual acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of such other entity and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.  Such indemnification may be made in connection with a derivative action only with court approval.  An individual is entitled to indemnification from the registrant as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfilled the conditions set forth above. Under such Act, the registrant may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, but the individual must repay the money if the individual does not fulfil the conditions set forth above.

In accordance with and subject to the Business Corporations Act (Ontario), the by-laws of the registrant provide for indemnification of a director or officer of the registrant, a former director or officer of the registrant, or a person who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity, if he acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which he acted as a director or officer or in a similar capacity at the registrant’s request.  Also, the by-laws provide that the registrant may advance money to a director, officer or other person for the costs, charges and expenses of a proceeding referred to above, but the person shall repay the money if the person does not fulfil the conditions set forth above.

The directors and officers of the registrant are covered by directors’ and officers’ insurance policies.

Reference is made to Item 10 for the undertakings of the registrant with respect to indemnification for liabilities arising under the Securities Act.

ITEM 9.                                                EXHIBITS

(a)                                 EXHIBITS:

The following exhibits have been filed as part of this registration statement:

EXHIBIT NUMBER	DESCRIPTION
1.1*	Form of Underwriting Agreement
4.1	Form of Subordinate Voting Share Certificate(1)
4.2*	Form of Preference Share Certificate
4.3*	Form of Warrant
4.4	Indenture, dated as of June 16, 2004, between Celestica Inc. and JPMorgan Chase Bank, N.A., as trustee (2)
5.1	Opinion of Blake, Cassels & Graydon LLP
5.2	Opinion of Kaye Scholer LLP

EXHIBIT NUMBER	DESCRIPTION
23.1	Consent of KPMG LLP, Chartered Professional Accountants, Licensed Public Accountants
23.2	Consent of Blake, Cassels & Graydon LLP (contained in opinion filed as Exhibit 5.1)
23.3	Consent of Kaye Scholer LLP (contained in opinion filed as Exhibit 5.2)
24.1	Powers of Attorney (included in the signature pages hereto)
25.1**	T-1 Statement of Eligibility and Qualification of JPMorgan Chase Bank, N.A.

*                             To be filed by amendment or as an exhibit to a report on Form 6-K incorporated herein by reference.

**                      To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

(1)                     Incorporated by reference to Amendment No. 3 to the Registration Statement on Form F-1 of Celestica Inc. filed on June 25, 1998 (Registration No. 333-8700).

(2)                     Incorporated by reference to the Registration Statement on Form F-3 of Celestica Inc. filed on November 14, 2008 (Registration No. 333-155390).

ITEM 10.                                         UNDERTAKINGS

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                   to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                             to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in the form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act and incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on the 27th day of October, 2014.

CELESTICA INC.

By:	/s/ Craig H. Muhlhauser
Craig H. Muhlhauser
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Craig H. Muhlhauser, Darren G. Myers and/or Elizabeth L. DelBianco and each of them, any of whom may act without the joinder of any other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, to sign and file on his or her behalf, individually and in any capacity, any amendments and post-effective amendments to this registration statement, with exhibits thereto, and all other documents in connection therewith, including registration statements filed in connection with this offering pursuant to Rule 462(b) under the Securities Act, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Craig H. Muhlhauser	Director, President and Chief Executive Officer	October 27, 2014
Craig H. Muhlhauser	(Principal Executive Officer)

/s/ Darren G. Myers	Executive Vice President and Chief Financial Officer	October 27, 2014
Darren G. Myers	(Principal Financial Officer and principal accounting officer)

/s/ William A. Etherington	Chairman of the Board and Director	October 27, 2014
William A. Etherington

/s/ Daniel P. DiMaggio	Director	October 27, 2014
Daniel P. DiMaggio

/s/ Laurette T. Koellner	Director	October 27, 2014
Laurette T. Koellner

/s/ Joseph M. Natale	Director	October 27, 2014
Joseph M. Natale

/s/Carol S. Perry	Director	October 27, 2014
Carol S. Perry

/s/ Eamon J. Ryan	Director	October 27, 2014
Eamon J. Ryan

/s/ Gerald W. Schwartz	Director	October 27, 2014
Gerald W. Schwartz

/s/ Michael M. Wilson	Director	October 27, 2014
Michael M. Wilson

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Celestica Inc. in the United States, on the 27th day of October, 2014.

Celestica Inc.
(Authorized U.S. Representative)

By:	/s/ Elizabeth L. DelBianco
Name: Elizabeth L. DelBianco
Title: Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary